EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statements on Form S-8 listed below of Gehl Company of our report on the consolidated financial statements of Brunel America, Inc. dated November 7, 1997 which appears in this Current Report on Form 8-K.


        1.  Registration Statement on Form S-8 (Registration No. 33-38392)

        2.  Registration Statement on Form S-8 (Registration No. 33-39150)

        3.  Registration Statement on Form S-8 (Registration No. 333-02195)

        4.  Registration Statement on Form S-8 (Registration No. 333-04017)

        5.  Registration Statement on Form S-3 (Registration No. 333-9173)



PRICE WATERHOUSE LLP
Minneapolis, MN
December 15, 1997